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                                                                  EXHIBIT 10.113


                                  AMENDMENTS TO
                         REGENCY HEALTH SERVICES, INC.
                            LONG-TERM INCENTIVE PLAN


                 Section 5.1 is amended and restated in its entirety as follows:

                 5.1 Number of Shares.  Subject to adjustment provided in
Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 2,000,000 shares.

                 The following Section 5.4 is added:

                 5.4 Annual Limit on Stock Options and SARs. More than one Stock Option or SAR may be granted to an eligible employee during any fiscal year of the Company, but the aggregate number of shares of Stock underlying Stock Options or SARs granted to any eligible employee during any such fiscal year shall not exceed fifty percent (50%) of the shares of Stock reserved for issuance under the Plan pursuant to Section 5.1 of the Plan.